Contact:  Tom Stoltz                             Jason Lynch
          Factory Card Outlet                    Roanne Kulakoff
          Vice President/Finance                 James Fingeroth
          630-579-2230                           Kekst and Company
                                                 212-521-4800

                                                 FOR IMMEDIATE RELEASE




                FACTORY CARD OUTLET NAMES KASEN PRESIDENT AND
           CHIEF EXECUTIVE OFFICER: REPORTS FIRST QUARTER RESULTS

NAPERVILLE, IL, May 26, 1998 -- Factory Card Outlet Corp. (NASDAQ:FCPY) announced today that Stewart M. Kasen, Chairman, has been named President and Chief Executive Officer of this chain of superstores selling party supplies and special occasion merchandise at everyday value prices.

Mr. Kasen, 58, has been Chairman of Factory Card Outlet since April, 1997 and a Director of the Company since September, 1996. He has had a long and distinguished retailing career, most recently as Chairman, President and Chief Executive Officer of Best Products, a position he held from 1991 to 1996. Prior to joining Best, he spent 24 years at Carter Hawley Hale as President and Chief Executive Officer of Emporium Capwell, an $800 million division, and before that, as President and Chief Executive of its Thalhimer's division.

Mr. Kasen succeeds Charles R. Cumello, who has resigned as an officer and a director of the Company to pursue other opportunities.

A spokesman for the Company's Board of Directors stated, "We are fortunate to have a person of Stewart Kasen's caliber and experience leading the Company. He has a terrific understanding of our business and industry. We, as a company, are as excited about the future as we have ever been."

The Company also announced today results for its first quarter ended May 2, 1998. Net Income for the first quarter increased over 50% to $568,000 from $375,000 last year. Fully diluted earnings per share increased 40% to $0.07 from $0.05. Sales for the first quarter rose 51.3% to $49.9 million from $32.9 million last year. On a comparable store basis, sales for the quarter rose 3.1%.

Mr. Kasen, said, "Our comparable store sales were somewhat below expectations, but our new store sales were ahead of plan due to earlier openings within the quarter. Comparable store sales were impacted by system conversion issues associated with the consolidation of our Bensenville distribution facilities into our new Naperville center. The new distribution center will support our future growth and improve efficiency, but, initially, there has been an uneven flow of merchandise to our stores resulting in stock outs in certain basic items. These system issues have been identified and are being corrected. However, we anticipate that this problem will adversely affect second quarter earnings by up to $0.20 per share. The Wall Street consensus estimate, prior to this announcement, had been for second quarter earnings per share of $0.27."

The Company further announced that its Annual Meeting of Stockholders, currently scheduled for June 26, 1998, has been postponed to a date to be announced in the future, because of Board composition issues related to Mr. Cumello's resignation.

Factory Card Outlet is a chain of company-owned superstores offering a vast assortment of party supplies, greeting cards, gift wrap and other special occasion merchandise at everyday value prices. The Company currently operates 194 stores in 22 states.

This press release regarding the quarterly results of Factory Card Outlet Corp. includes forward-looking statements as defined in the Private Securities litigation Reform Act of 1995. Forward-looking statements do not constitute historical facts and involve risks and factors may cause actual results to be materially different than current estimates and cause actual results to differ materially from the information contained in this press release is readily available in the Company's Transition Report on Form 10-K. Copies of this Transition Report are available on request directed to the President of the Company.

                               (Table follows)

                          FACTORY CARD OUTLET CORP.
                               AND SUBSIDIARY
                         CONSOLIDATED BALANCE SHEETS
                                 (UNAUDITED)



                                               May 2,             January 31,
                                                1998                  1998
                                             --------             -----------
(In thousands)
         ASSETS
Current assets:
  Cash                                       $    164             $      30
  Receivables                                   1,041                 2,009
  Inventories                                  79,097                72,911
  Other current assets                          1,912                 2,105
                                             --------              --------
        Total current assets                   82,214                77,065

Fixed assets, net                              40,134                38,507
Deferred Income Taxes                             493                   493
Other Assets                                      304                   188
                                             --------              --------
        Total assets                         $123,145              $116,243
                                             ========              ========


   LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                           $ 21,892                20,250
  Accrued expenses                              3,902                 4,754
  Other current liabilities                     1,978                 1,821
                                             --------              --------
        Total current liabilities              27,772                26,825
Revolving credit note payable                  34,968                29,700
Deferred rent liabilities                       5,909                 5,316
Other long-term liabilities                     2.069                 2,668
                                             --------              --------
        Total liabilities                      70,718                64,509
Total stockholders' equity                     52,427                51,734
                                             --------              --------
        Total liabilities and stockholders'
         equity                              $123,145              $116,243
                                             ========              ========

                          FACTORY CARD OUTLET CORP.
                               AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF INCOME
                                 (UNAUDITED)



                                                  FIRST QUARTER ENDED
                                                  -------------------
                                               MAY 2,             APRIL 26
                                                1998                1997
                                              --------           -----------

(Dollars thousands except for earnings
  per share data)

Net Sales                                  $    49,862         $    32,946
Cost of sales and occupancy                     32,183              20,459
                                           -----------         -----------
       Gross profit                             17,679              12,487
Selling, general and administrative
  expenses                                      15,951              11,713
                                           -----------         -----------
       Income from operations                    1,728                 774
Interest expense                                   781                 127
                                           -----------         -----------
       Income before taxes                         947                 647
Income taxes                                       379                 272
                                           -----------         -----------
Net Income                                 $       568         $       375
                                           ===========         ===========

Earnings per share
       Basic                               $      0.08         $      0.05
                                           ===========         ===========
       Diluted                             $      0.07         $      0.05
                                           ===========         ===========

Weighted average shares outstanding
       Basic                                 7,354,386           7,210,791
                                             =========           =========
       Diluted                               8,096,974           7,988,643
                                             =========           =========

